Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACTS:

JAMES G. RAKES, CHAIRMAN, PRESIDENT & CEO

(540) 951-6236   jrakes@nbbank.com

DAVID K. SKEENS, TREASURER & CFO

(540) 951-6347   dskeens@nbbank.com

NATIONAL BANKSHARES, INC. REPORTS

INCOME FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2016

BLACKSBURG, VA, October 27, 2016:  Today, National Bankshares, Inc. (NASDAQ Capital Market: NKSH) announced net income of approximately $11.47 million through September 30, 2016 compared to $12.28 million reported for the first nine months of 2015. Basic earnings per share were $1.65 which compares with $1.77 reported at September 30, 2015. The return on average assets for the nine months ended September 30, 2016 was 1.28% compared to 1.43% in 2015. The return on average equity was 8.55% and 9.60% for the same two periods. At September 30, 2016, the Company had total assets of over $1.20 billion.

Commenting on the company's financial results, National Bankshares' Chairman, President & CEO James G. Rakes said, "We continue to grow our asset and deposit base in a steady, consistent manner by making quality loans and providing superior customer service. We've also seen positive results from our efforts to increase noninterest income and improve overall efficiency. While we still face a challenging interest rate environment, we continue to invest in the people, technology and infrastructure that will position National Bankshares for long-term growth and increased profitability."

National Bankshares, Inc., headquartered in Blacksburg, Virginia, is the parent company of The National Bank of Blacksburg, which does business as National Bank, and of National Bankshares Financial Services, Inc.  National Bank is a community bank operating from 26 full service offices and one loan production office throughout Southwest Virginia. National Bankshares Financial Services, Inc. is an investment and insurance subsidiary in the same trade area.  The Company’s stock is traded on the NASDAQ Capital Market under the symbol “NKSH.” Additional information is available at www.nationalbankshares.com.

Forward-Looking Statements

Certain statements in this press release may be “forward-looking statements.” Forward-looking statements are statements that include projections, predictions, expectations or beliefs about future events or results that are not statements of historical fact and that involve significant risks and uncertainties. Although the Company believes that its expectations with regard to forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual Company results will not differ materially from any future results implied by the forward-looking statements. Actual results may be materially different from past or anticipated results because of many factors, some of which may include changes in economic conditions, the interest rate environment, legislative and regulatory requirements, new products, competition, changes in the stock and bond markets and technology. The Company does not update any forward-looking statements that it may make.

101 Hubbard Street / Blacksburg, Virginia 24060

P.O. Box 90002 / Blacksburg, Virginia 24062-9002

540 951-6300 / 800 552-4123

www.nationalbankshares.com

National Bankshares, Inc. and Subsidiaries

Consolidated Balance Sheets

(Unaudited)

($ in thousands, except for share and per share data)	September 30, 2016	September 30, 2015	December 31, 2015
Assets
Cash and due from banks	$11,302	$12,446	$12,152
Interest-bearing deposits	80,170	90,295	130,811
Federal funds sold	---	---	---
Securities available for sale, at fair value	291,277	211,232	236,131
Securities held to maturity	138,047	154,644	152,028
Restricted stock	1,170	1,129	1,129
Total securities	430,494	367,005	389,288
Mortgage loans held for sale	434	1,331	634
Loans:
Loans, net of unearned income and deferred fees	636,241	625,755	619,008
Less: allowance for loan losses	(8,301)	(8,117)	(8,297)
Loans, net	627,940	617,638	610,711
Premises and equipment, net	8,757	9,135	9,020
Accrued interest receivable	5,138	5,659	5,769
Other real estate owned	3,188	4,194	4,165
Intangible assets and goodwill	6,006	6,416	6,224
Bank-owned life insurance	22,848	22,248	22,401
Other assets	6,904	7,758	8,564
Total assets	$1,203,181	$1,144,125	$1,199,739

Liabilities and Stockholders' Equity
Noninterest-bearing deposits	$172,510	$163,877	$166,453
Interest-bearing demand deposits	566,213	514,823	569,787
Savings deposits	95,496	86,659	90,236
Time deposits	175,789	197,171	192,383
Total deposits	1,010,008	962,530	1,018,859
Other borrowed funds	---	---	---
Accrued interest payable	48	61	56
Other liabilities	8,981	7,142	8,710
Total liabilities	1,019,037	969,733	1,027,625

Stockholders' Equity
Preferred stock, no par value, 5,000,000 shares authorized; none issued and outstanding	---	---	---
Common stock of $1.25 par value. Authorized 10,000,000 shares; issued and outstanding, 6,957,974 shares at September 30, 2016 and December 31, 2015 and 6,955,974 shares at September 30, 2015.	8,697	8,695	8,697
Retained earnings	178,998	171,996	171,353
Accumulated other comprehensive loss, net	(3,551)	(6,299)	(7,936)
Total stockholders' equity	184,144	174,392	172,114
Total liabilities and stockholders' equity	$1,203,181	$1,144,125	$1,199,739

National Bankshares, Inc. and Subsidiaries

Consolidated Statements of Income

(Unaudited)

	Three Months Ended		Nine Months Ended
($ in thousands, except for share and per share data)	September 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015
Interest Income
Interest and fees on loans	$7,409	$7,676	$22,032	$22,886
Interest on federal funds	---	---	---	---
Interest on interest-bearing deposits	97	54	409	173
Interest on securities - taxable	1,381	1,678	4,625	5,124
Interest on securities - nontaxable	1,270	1,352	3,867	4,095
Total interest income	10,157	10,760	30,933	32,278
Interest Expense
Interest on time deposits	238	301	765	943
Interest on other deposits	781	708	2,385	2,204
Interest on borrowed funds	---	---	---	---
Total interest expense	1,019	1,009	3,150	3,147
Net interest income	9,138	9,751	27,783	29,131
Provision for loan losses	291	178	1,148	734
Net income after provision for loan losses	8,847	9,573	26,635	28,397
Noninterest Income
Service charges on deposit accounts	649	571	1,778	1,676
Other service charges and fees	47	45	165	164
Credit card fees	963	972	2,802	2,843
Trust Income	330	314	1,007	902
Bank-owned life insurance	149	152	447	451
Other income	242	230	1,042	963
Realized securities gain, net	101	2	199	5
Total noninterest income	2,481	2,286	7,440	7,004
Noninterest Expense
Salaries and employee benefits	3,239	3,150	9,714	9,433
Occupancy and furniture and fixtures	463	438	1,388	1,307
Data processing and ATM	624	387	1,630	1,230
FDIC assessment	135	138	421	408
Credit card processing	715	701	2,049	1,986
Intangibles and goodwill amortization	40	269	218	807
Net cost of other real estate owned	71	48	179	555
Franchise taxes	321	329	974	959
Other operating expenses	1,012	859	2,969	2,679
Total noninterest expense	6,620	6,319	19,542	19,364
Income before income tax expense	4,708	5,540	14,533	16,037
Income tax expense	880	1,341	3,061	3,762
Net Income	$3,828	$4,199	$11,472	$12,275
Basic net income per share	$0.55	$0.60	$1.65	$1.77
Fully diluted net income per share	$0.55	$0.60	$1.65	$1.76
Weighted average number of common shares outstanding
Basic	6,957,974	6,955,126	6,957,974	6,952,716
Diluted	6,957,974	6,959,168	6,957,974	6,956,689
Dividends declared per share	---	---	$0.55	$0.53
Dividend payout ratio	---	---	33.36%	30.03%
Book value per share	$26.47	$25.07	$26.47	$25.07

National Bankshares, Inc. and Subsidiaries

Consolidated Statements of Comprehensive Income

(Unaudited)

	Three Months Ended
($ in thousands)	September 30, 2016	September 30, 2015
Net income	$3,828	$4,199

Other Comprehensive Income, net of tax
Unrealized holding gain on available for sale securities net of tax of $243 and $1,394 for the periods ended September 30, 2016 and 2015, respectively	454	2,589
Reclassification adjustment for gain included in net income, net of tax of ($35) and ($1) for the periods ended September 30, 2016 and 2015, respectively	(66)	(1)
Other comprehensive income, net of tax of $208 and $1,393 for the periods ended September 30, 2016 and 2015, respectively	$388	$2,588
Total Comprehensive Income	$4,216	$6,787

	Nine Months Ended
($ in thousands)	September 30, 2016	September 30, 2015
Net Income	$11,472	$12,275

Other Comprehensive Income (Loss), Net of Tax
Unrealized holding gain (loss) on available for sale securities net of tax of $2,415 and ($334) for the periods ended September 30, 2016 and 2015, respectively	4,484	(624)
Reclassification adjustment for gain included in net income, net of tax of ($54) and ($2) for the periods ended September 30, 2016 and 2015, respectively	(99)	(3)
Other comprehensive income (loss), net of tax of $2,361 and ($336) for the periods ended September 30, 2016 and 2015, respectively	$4,385	$(627)
Total Comprehensive Income	$15,857	$11,648

National Bankshares, Inc. and Subsidiaries

Key Ratios and Other Data

(Unaudited)

	Three Months Ended		Nine Months Ended
$ in thousands	September 30,	September 30,	September 30,	September 30,
	2016	2015	2016	2015
Average Balances
Cash and due from banks	$11,248	$11,612	$11,258	$11,506
Interest-bearing deposits	76,870	84,882	106,928	91,791
Securities available for sale	298,422	216,949	275,702	222,823
Securities held to maturity	138,186	154,978	142,585	156,678
Restricted stock	1,170	1,129	1,158	1,118
Mortgage loans held for sale	666	986	565	781
Gross Loans	630,234	627,596	617,337	619,204
Loans, net	621,251	618,611	608,217	610,135
Intangible assets	6,029	6,571	6,094	6,838
Total assets	1,200,629	1,144,723	1,200,104	1,150,026
Total deposits	1,009,786	966,199	1,011,736	972,104
Other borrowings	---	---	---	---
Stockholders' equity	182,096	171,698	179,191	170,883
Interest-earning assets	1,141,981	1,089,803	1,142,505	1,093,699
Interest-bearing liabilities	835,984	805,655	842,127	814,800

Financial Ratios
Return on average assets	1.27%	1.46%	1.28%	1.43%
Return on average equity	8.36%	9.70%	8.55%	9.60%
Net interest margin	3.48%	3.89%	3.55%	3.90%
Net interest income-fully taxable equivalent	$9,986	$10,673	$30,383	$31,881
Efficiency ratio	53.10%	48.76%	51.67%	49.80%
Average equity to average assets	15.17%	15.00%	14.93%	14.86%

Allowance for Loan Losses
Beginning balance	$8,195	$8,131	$8,297	$8,263
Provision for losses	291	178	1,148	734
Charge-offs	(216)	(226)	(1,267)	(1,002)
Recoveries	31	34	123	122
Ending balance	$8,301	$8,117	$8,301	$8,117

National Bankshares, Inc. and Subsidiaries

Asset Quality Data

(Unaudited)

$ in thousands	September 30, 2016	September 30, 2015
Nonperforming Assets
Nonaccrual loans	$1,592	$3,207
Nonaccrual restructured loans	3,901	5,781
Total nonperforming loans	5,493	8,988
Other real estate owned	3,188	4,194
Total nonperforming assets	$8,681	$13,182
Accruing restructured loans	$4,662	$6,080
Loans 90 days or more past due	$195	$47

Asset Quality Ratios
Nonperforming assets to loans net of unearned income and deferred fees, plus other real estate owned	1.36%	2.09%
Allowance for loans losses to total loans	1.30%	1.30%
Allowance for loan losses to nonperforming loans	151.12%	90.31%
Loans past due 90 days or more to loans net of unearned income and deferred fees	0.03%	0.01%